UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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STAAR Surgical Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

May 1, 2009

You are cordially invited to attend the annual meeting of the stockholders (the “Annual Meeting”) of STAAR Surgical Company (“STAAR” or the “Company”). The Annual Meeting will be held on Thursday, June 11, 2009, at 8:00 a.m. (Pacific time), at STAAR’s headquarters at 1911 Walker Avenue, Monrovia, California, 91016.

The actions we expect to take at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in the affairs of STAAR by voting on the business to come before the Annual Meeting. If you are a record holder of STAAR’s Common Stock at the close of business on April 24, 2009, you are eligible to vote on these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please follow the instructions for internet or telephone voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of the proxy materials, complete, date, sign, and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

We are pleased this year to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Barry Caldwell

Barry Caldwell
President and Chief Executive Officer

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of STAAR Surgical Company (the “Annual Meeting”) will take place on Thursday, June 11, 2009, at 8:00 a.m. (Pacific time), at STAAR’s headquarters at 1911 Walker Avenue, Monrovia, California, 91016. The purpose of the meeting is to do the following:

•	elect our six directors, for a term of one year;
•	ratify the selection of BDO Seidman, LLP, as our independent registered public accounting firm for the fiscal year ended January 1, 2010; and
•	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders listed on STAAR’s records at the close of business on April 24, 2009 (“Stockholders”) are entitled to vote.

As stated in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of STAAR. All proposals presented above are proposals of the Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy statement and annual report on Form 10-K, are available at www.staar.com/proxy-materials. We are making our proxy materials available to stockholders over the internet. Stockholders will receive a written notice of the internet availability of these materials, including instruction for obtaining a printed copy by mail.

We cordially invite all Stockholders to attend the Annual Meeting in person. Your vote is important. Please vote as promptly as possible, whether by internet or telephone or, if you requested a printed proxy and prefer to vote by proxy card, please complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Your prompt electronic voting or return of the proxy will help us in quickly processing votes and in ensuring that a quorum is present. If you return your proxy or vote electronically, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Charles S. Kaufman

Charles S. Kaufman
Secretary
Monrovia, California
May 1, 2009

STAAR SURGICAL COMPANY
1911 Walker Avenue
Monrovia, California 91016

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2009

The Board of Directors of STAAR Surgical Company is soliciting your proxy for use at the 2009 Annual Meeting of Stockholders to be held on Thursday, June 11, 2009. The Board of Directors is making proxy materials available on the Internet and mailing notification of availability to stockholders on May 1, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why are you providing this proxy statement?
A:	The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on April 24, 2009, the record date, and are entitled to vote at the meeting. STAAR has made the proxy statement and related materials available to you on the Internet or, on your request, has delivered printed versions of these materials to you by mail, in connection with this solicitation.
Q:	What is included in the proxy materials I should read?

The proxy materials include the following:

•	this proxy statement
•	our annual report on Form 10-K for fiscal year 2008

If you received a printed copy of this proxy statement, you should also have received a proxy card or a voting instruction card. This is only one method to vote your shares; we describe other methods below.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

This year STAAR is taking advantage of rules adopted by the SEC permitting us to provide access to proxy materials over the Internet. Under those rules, we have sent a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders can either access the proxy materials on the website referred to in the notice, or request to receive a printed set of the proxy materials. The notice explains how to access proxy materials over the Internet or to request a printed copy. You will also have an option to request to continue receiving future proxy materials in printed form by mail or electronically by e-mail. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Q:	What am I voting on?
A:	At the Annual Meeting, Stockholders will vote on the following matters:

•	The election of our six directors. The Board of Directors has nominated Don Bailey, Barry Caldwell, David Bailey, Donald Duffy, John Moore and David Morrison.
•	The ratification of the selection of BDO Seidman, LLP, as STAAR’s independent registered accounting firm for the fiscal year ending January 1, 2010.

The Board recommends a vote FOR the election of its nominees and FOR ratifying the selection of BDO Seidman, LLP.

Q:	What is the voting requirement to elect the directors and to approve each of the proposals?
A:	In Proposal No. 1, the election of directors, the six persons receiving the highest number of affirmative votes will be elected. Abstentions or broker non-votes will have no effect on the vote.

Proposal No. 2, the ratification of the appointment of BDO Seidman, LLP, as STAAR’s independent registered accounting firm, requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. An abstention will be included in the number of votes cast on the proposal and, accordingly, will have the effect of a vote “AGAINST” ratification. A broker non-vote on Proposal No. 2 would not be counted as present for the purpose of voting on that proposal and would have the effect of reducing the number of affirmative votes required to ratify the appointment and would have no other effect on the vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with STAAR’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “Stockholder of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares by the various methods described below.

Q:	How can I tell whether I am a stockholder of record or a beneficial owner?

You are a Stockholder of record if American Stock Transfer & Trust Company mailed the notice of availability of proxy materials to you, or if you held shares on the record date in the form of a stock certificate in your name.

You are a beneficial owner if you received notice of availability of proxy materials, or proxy materials, from your broker.

Q:	How do I vote if I am a stockholder of record?
A:	If you are a Stockholder of record, you may vote using any of the following methods:
•	Internet. Stockholders of record may vote by going to the web address http://www.voteproxy.com and following the instructions for internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.
•	Telephone. Stockholders of record may vote by dialing 1-888-444-0050 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.
•	Proxy card. If you are a Stockholder of record and received a paper copy of these proxy materials, you may vote by proxy card. If you use the proxy card, please complete, sign and date it and return it in the prepaid envelope we have provided. If you vote by internet or telephone, please do not mail your proxy card. You can also submit the proxy card by facsimile to the Inspectors of Election at (626) 358-3049. If you are a Stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the proxyholders will vote your shares FOR the election of each of the six nominees of the Board of Directors.
•	In person at the Annual Meeting. Any Stockholder of record may vote in person at the Annual Meeting, or vote through a representative at the meeting by executing a proper proxy designating that person.

Q:	How do I vote if I am a beneficial owner?
A:	If you are a beneficial owner, the notification provided by your broker includes instructions telling you how to vote by internet, by telephone, or by a written voting instruction card. If you are a beneficial owner and wish to vote in person, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot at the Annual Meeting.
Q:	What discretion does my broker have to vote my shares?
A:	Brokers holding common stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the common stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the common stock at the broker’s discretion on routine matters. Brokers generally have discretionary authority to vote on the election of directors and the ratification of the selection of BDO Seidman, LLP to serve as our independent registered public accountants in the election of directors.
Q:	What are “broker non-votes”?
A:	A “broker non-vote” occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” If you are a beneficial owner of shares and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock that you hold.
Q:	Can I cumulate votes?
A:	No, STAAR does not have cumulative voting for directors. This means you have one vote per share for each of the six seats.
Q:	What can I do if I change my mind after I vote my shares?
A:	If you change your mind, you can revoke your proxy by any of the following methods:
•	By voting again by proxy over the Internet or by telephone until 11:59 p.m. on June 10, 2009 — only your last Internet or telephone vote will be counted.
•	If you are a record holder, by filing a written revocation, or a duly executed proxy card bearing a later date, with STAAR’s corporate secretary at our offices located at 1911 Walker Ave., Monrovia, California 91016.
•	If you are a record holder, by attending the Annual Meeting and voting in person; attending the Meeting in person will not automatically revoke your proxy unless you vote again at the Meeting or file a written revocation with the Company’s Secretary at or before the Meeting.
•	If you are a beneficial holder, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot at the Annual Meeting.
Q:	Who will count the vote?
A:	Our transfer agent, American Stock Transfer & Trust Co., LLC, will tabulate the vote and submit the results to officers of STAAR who will be designated as the inspectors of election.

Q:	What constitutes a quorum?
A:	As of the record date, 30,103,450 shares of common stock were issued and outstanding. A majority of the outstanding shares, or 15,051,726 shares, present or represented by proxy, constitutes a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.
Q:	Who can attend the Annual Meeting?
A:	Any Stockholder as of the record date may attend the Annual Meeting. Stockholders of record will be required to show valid identification. Beneficial owners must request an admission ticket in advance of the meeting by writing to the Office of the Secretary, STAAR Surgical Company, 1911 Walker Ave., Monrovia, California 91016, or faxing the request to (626) 358-3049. You must provide evidence of your ownership of shares with your request, which you can obtain from your broker, bank or nominee. We encourage you or your broker to fax your ticket request and proof of ownership in order to avoid any mail delays.
Q:	What happens if a nominee for director is unable to serve?
A:	If a nominee becomes unavailable for election — a circumstance we do not expect — the proxyholders will vote for a substitute nominee designated by the Board of Directors.
Q:	When are stockholder proposals due for the 2010 Annual Meeting?
A:	If a stockholder seeks to include a proposal in the proxy statement for STAAR’s 2010 annual meeting, our corporate secretary must receive the proposal at our offices at 1911 Walker Avenue, Monrovia, California 91016 no later than January 1, 2010 in a form that complies with the regulations of the Securities and Exchange Commission (the “SEC”). If we advance or delay the date of the 2010 annual meeting more than 30 days from the date of the 2009 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2010 annual meeting must be received by us within a reasonable time before STAAR begins to print and mail the proxy statement for the 2010 annual meeting. If we determine that the date of the 2010 annual meeting will be advanced or delayed by more than 30 days from the date of the 2009 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

If we receive notice after January 1, 2010 that a stockholder intends to present a proposal at our 2010 Annual Meeting, we will have the right to exercise discretionary voting authority over the proposal, if it is presented at the meeting, without including information regarding the proposal in our proxy materials.

Q:	Can Stockholders nominate candidates for the Board of Directors at the Annual Meeting?
A:	Our Bylaws provide that stockholders may nominate candidates for the Board of Directors only if they have delivered notice to the Secretary of STAAR, or mailed notice to the Secretary of STAAR by first class United States mail, postage prepaid, at least 14 days and no more than 50 days prior to the Annual Meeting, except that, if we give less than 20 days’ notice of the Annual Meeting to Stockholders, the written notice must be delivered or mailed to the Secretary of STAAR no later than the close of the seventh day following the day on which we mail notice of the Annual Meeting to Stockholders. Each such written notice nominating a candidate must include (1) the name and address of the stockholder making the recommendation; (2) a representation that the stockholder is a holder of stock of STAAR; (3) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (4) the principal occupation or employment of each such nominee, and (5) the number of shares of stock of STAAR that are beneficially owned by each nominee, and (6) the consent of the nominee to serve as a director of STAAR if so elected.
Q:	Can stockholders propose individuals to be considered as the Board of Directors’ nominees for the 2010 Annual Meeting?

A stockholder may recommend a person to be considered as a nominee for election at the 2010 Annual Meeting by a written submission received by the Secretary of STAAR via mail or express delivery no later than January 1, 2010, the same date stockholder proposals for the 2010 Annual Meeting are due. If the date of the 2010 Annual Meeting is altered or delayed more than 30 days from the date of the 2009 Annual Meeting, the submission must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2010 Annual Meeting. The submission must contain the information set forth in the previous answer, along with the following additional information: (1) a description of all arrangements or understandings between the stockholder and each person recommended and any other party pursuant to which the recommendation is being made and (2) all other information regarding the recommended person that would be required to be included in a proxy statement under the proxy rules of the SEC if the person were nominated by the Board of Directors.

Q:	How much did this proxy solicitation cost and who is paying for it?
A:	STAAR will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies, which we estimate at $20,000. We expect officers and regular employees of STAAR to communicate with Stockholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, email or in person to request that Proxies be furnished. No additional compensation will be paid for these services. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners.
Q:	Will other business be presented at the Annual Meeting?
A:	As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the proxyholders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and the authority to do so is included in the Proxy.
Q:	Can I obtain additional information on STAAR’s website?
A:	STAAR’s home page is www.staar.com. In the Investor/Media area of the website you can find the following information:
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating Committee Charter
•	Code of Ethics

Security Ownership of Principal Stockholders and Management

The following table shows, as of the Record Date, information concerning the shares of common stock beneficially owned by each person known by STAAR to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries). This information is based on publicly available information filed with the SEC as of the Record Date.

Name and Address	Shares Beneficially Owned	Percent of Class(1)
Broadwood Partners, L.P.(2) 724 Fifth Ave., 9th Floor New York, NY 10019	4,869,276	16.2%
Heartland Advisors, Inc.(3) 789 North Water Street Milwaukee, WI 53202	3,356,050	11.1%
Pequot Capital Management, Inc.(4) 500 Nyala Farm Road Westport, CT 06880	2,105,500	7.0%
Bank of America Corporation(5) 100 North Tryon Street, Floor 25 Charlotte, NC 28255	1,828,300	6.1%
Manning & Napier Advisors, Inc.(6) 290 Woodcliff Drive Fairport, NY 14450	1,505,120	5.0%

(1)	Based on 30,103,450 shares of common stock outstanding on the Record Date. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.
(2)	In its Schedule 13D/A, filed April 22, 2009 with respect to its ownership of STAAR securities as of March 30, 2009, Broadwood Partners, L.P. states that it has sole voting power as to no shares, shared voting power as to 4,869,276 shares, sole dispositive power as to no shares and shared dispositive power as to 4,869,276 shares. Broadwood Capital, Inc. states that it has sole voting power as to no shares, shared voting power as to 4,869,276 shares, sole dispositive power as to no shares and shared dispositive power as to 4,869,276 shares. Mr. Neal C. Bradsher states that he has sole voting power as to 25,900 shares, shared voting power as to 4,869,276 shares, sole dispositive power as to 25,900 shares and shared dispositive power as to 4,869,276 shares.
(3)	In its Schedule 13G/A filed February 8, 2008 with respect to its ownership of STAAR securities as of December 31, 2007, Heartland Advisors, Inc. states that it has sole voting power as to no shares, shared voting power as to 2,943,382 shares, sole dispositive power as to no shares and shared dispositive power as to 3,161,782 shares. William J. Nasgovitz states that he has sole voting power as to no shares, shared voting power as to 2,943,382 shares, sole dispositive power as to no shares and shared dispositive power as to 3,161,782 shares.
(4)	In its Schedule 13G filed February 13, 2009 with respect to its ownership of STAAR securities as of December 31, 2008, Pequot Capital Management, Inc. states that it has sole voting power as to 2,105,500 shares, shared voting power as to no shares, sole dispositive power as to 2,105,500 shares and shared dispositive power as to no shares.
(5)	In its Schedule 13G/A filed February 12, 2009 with respect to securities owned as of December 31, 2008, Bank of America Corporation states that it has sole voting power as to no shares, shared voting power as to 1,189,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,828,300 shares. NB Holdings Corporation states that it has sole voting power as to no shares, shared voting power as to 1,189,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,828,300 shares. BAC North America Holding Company states that it has sole voting power as to no shares, shared voting power as to 1,189,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,828,300 shares. BANA Holding Corporation states that it has sole voting power as to no shares, shared voting power as to 1,189,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,828,300 shares. Bank of America N.A. states that it has sole voting power as to no shares, shared voting power as to 1,189,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,828,300 shares. Columbia Management Group, LLC states that it has sole voting power as to no shares, shared voting power as to 1,188,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,828,300 shares. Columbia Management Advisors, LLC states that it has sole voting power as to 1,188,000 shares, shared voting power as to no shares, sole dispositive power as to 1,820,000 shares and shared dispositive power as to 8,300 shares.
(6)	In its Schedule 13G filed February 12, 2009 with respect to its ownership of STAAR securities as of December 31, 2008, Manning & Napier Advisors, Inc. states that it has sole voting power as to 1,505,120 shares, shared voting power as to no shares, sole dispositive power as to 1,505,120 shares and shared dispositive power as to no shares.

The following table shows, as of the Record Date, information with respect to the shares of Common Stock beneficially owned by (1) each director and director nominee, (2) each person (other than a person who is also a director or a director nominee) who is an executive officer named in the Summary Compensation Table below, and (3) all executive officers and directors as a group.

	Shares Beneficially Owned
Name(1)	Shares of Common Stock Owned(2) (#)	Shares Subject to Options Exercisable on or Before June 23, 2009(3) (#)	Total (#)	Percent of Class(4)
Barry Caldwell**	117,736	86,666	204,402	*
David Bailey**	47,766	1,127,800	1,175,566	3.9%
Don Bailey**	71,901	100,000	171,901	*
Donald Duffy**	15,000	60,000	75,000	*
David Morrison**	59,426	100,000	159,426	*
John C. Moore**	2,000	27,500	29,500	*
Deborah Andrews	31,900	167,082	198,982	*
Reinhard Pichl	10,000	8,333	18,333	*
Hans Blickensdoerfer	47,100	87,082	134,182	*
All current directors and executive officers as a group (17 individuals)	609,279	2,139,459	2,748,738	9.1%

*	Less than 1%.
**	Director and Nominee
(1)	The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016.
(2)	Pursuant to Rule 13d-3(a), includes all shares of common stock over which the listed person has, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, voting power, which includes the power to vote, or to direct the voting of, the shares, or investment power, which includes the power to dispose, or to direct the disposition of, the shares. STAAR believes that each individual or entity named has sole investment and voting power with respect to shares of Common

Stock indicated as beneficially owned by him or her, subject to community property laws, where applicable, except where otherwise noted. Restricted shares are listed even when unvested and subject to forfeiture because the holder has the power to vote the shares.
(3)	In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, each listed person is deemed the beneficial owner of shares that the person has a right to acquire by exercise of a vested option or other right on or before June 23, 2009 (60 days after the Record Date).
(4)	Based on 30,103,450 shares of Common Stock outstanding on the stock records as of the Record Date. The percentages are calculated in accordance with Rule 13d-3(d)(1), which provides that shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable on or before June 23, 2009 (60 days after the Record Date) are deemed outstanding for the purpose of calculating the number and percentage that each person owns, but not deemed outstanding for the purpose of calculating the percentage that any other listed person owns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

STAAR’s directors each serve a one-year term and are subject to election at each annual meeting of the stockholders. Our Bylaws permit the Board of Directors to fix the number of its members, so long as there are no fewer than three directors and no more than seven directors. In 2007 the Board of Directors fixed the number of its members at six.

The Board of Directors has nominated Don Bailey, Barry Caldwell, David Bailey, Donald Duffy, John Moore and David Morrison for re-election to their seats. Each of these nominees has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for those six nominees. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment of the meeting, the Proxyholders will vote the Proxies for any other nominee the current Board of Directors designates to fill the vacancy. STAAR has no reason to believe that any of its six nominees will be unable or unwilling to serve if elected as a director. The six nominees receiving the most votes at the Annual Meeting will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

The following table shows the composition of our Board of Directors on date of this Proxy Statement. All terms expire at the 2009 Annual Meeting.

Name of Director	Board Positions and Committee Memberships	Independent(1)
Don M. Bailey	Chairman of the Board Chairman, Nominating and Governance Committee Member, Audit Committee Member, Compensation Committee	✓
Barry Caldwell
David Bailey
Donald Duffy	Chairman, Audit Committee	✓
John C. Moore	Member, Compensation Committee Member, Nominating and Governance Committee	✓
David Morrison	Chairman, Compensation Committee Member, Audit Committee Member, Nominating and Governance Committee	✓

(1)	Directors designated as “independent” have been determined by the Board of Directors to be independent as that term is defined under the Nasdaq Marketplace Rules and the applicable rules of the SEC.

Information regarding the business experience of each director and each executive officer is provided below.

Nominees for Director

Don M. Bailey
Chairman of the Board
Chairman of the Nominating and Governance Committee
Member of the Audit Committee
Member of the Compensation Committee
Director since April 2005
Age 63

Don Bailey has served as a director and our Chairman since April 2005, and serves as the chairman of the Nominating and Governance Committee of the Board of Directors. Since November 26, 2007, Mr. Bailey has served as President, Chief Executive Officer and a director of Questcor Pharmaceuticals, Inc., having served as its interim President from May 2007 and as a director since May 2006. In addition, he served as Chairman of the Board of Comarco, Inc., a provider of wireless test products for the wireless industry and a maker of emergency call box systems and mobile power products for handheld devices from 1998 until August 31, 2007. He also served from June 1990 to April 2000 as President of Comarco, Inc. and as its Chief Executive Officer from January 1991 to April 2000. Mr. Bailey earned his Bachelor of Science degree in Mechanical Engineering from Drexel University 1968, his Master of Science degree in Operations Research from the University of Southern California in 1971 and his Master of Business Administration degree from Pepperdine University in 1986.

Barry G. Caldwell
President and Chief Executive Officer
Director since May 2007
Age 58

Barry Caldwell was elected to STAAR’s Board of Directors at its 2007 Annual Meeting, and he has served as STAAR’s President and Chief Executive Officer since November 27, 2007. Mr. Caldwell previously served as President, Chief Executive Officer and director of Iridex Corporation, a worldwide provider of therapeutic laser systems and delivery devices used to treat eye diseases and skin conditions, from 2005 through 2007. From 1979 to 2002, Mr. Caldwell served in various capacities with Alcon Laboratories, Inc., a leading developer, manufacturer and marketer of ophthalmology products. His executive positions included Vice President and General Manager of Alcon’s U.S. Surgical Division and Vice President of Alcon Canada. From 2002 to 2005, Mr. Caldwell served on the Boards of Directors of Laser Diagnostic Technologies (until its sale in 2004), A.R.C. Laser, Inc. and Tekia, Inc. In addition, he has served on the Boards of Directors for three ophthalmic industry groups, AdvaMed, NAEVR and EyeRx Coalition. He is also a former member of the Kentucky State Legislature where he served three consecutive terms in the State’s House of Representatives. Mr. Caldwell has a Bachelor of Arts in Political Science and English from Georgetown College and a Juris Doctorate from the Northern Kentucky University Chase College of Law.

David Bailey
President, International Operations
Director since December 2000
Age 52

David Bailey has served as STAAR’s President, International Operations since November 27, 2007, having previously served as our President and Chief Executive Officer since December 28, 2000. Mr. Bailey also joined the Board of Directors on December 28, 2000, and served as Chairman of the Board from 2001 through April 2005. Prior to joining STAAR, Mr. Bailey served as Global President of CIBA Vision Corporation’s surgical business unit based in Atlanta, Georgia. From April 1995 through May 1999, Mr. Bailey served on the global management boards of both Bausch & Lomb and ChironVision. In 1993, Mr. Bailey was the European Managing Director of Johnson & Johnson’s European professional sector, with operating responsibility for Iolab Corporation, an ophthalmic products company that was a subsidiary of Johnson & Johnson at that time, including both medical devices and pharmaceuticals. Mr. Bailey completed his formal education in the United Kingdom, obtaining a Master’s degree from Durham University, and a Bachelor of Arts degree with honors from York University. David Bailey and Don Bailey are not related.

Donald Duffy
Director since February 2003
Chairman of Audit Committee
Age 72

Mr. Duffy has served as a director and as Chairman of the Audit Committee since February 2003. His previous experience includes the position of Chief Financial Officer of Iolab Corporation, a former subsidiary of Johnson & Johnson, a position he held from 1987 until his retirement in 1992. Prior to holding that position, Mr. Duffy served as Chief Financial Officer of the J&J Ultrasound division of Johnson & Johnson and Alpha Wire Corporation. Mr. Duffy also served as the Chief Information Services Officer for the J&J Products Division of Johnson & Johnson and held various financial positions for Johnson & Johnson from 1962 through 1984. Mr. Duffy earned a Master of Business Administration degree from Pace University and a Bachelor of Science degree in accounting from the University of South Dakota.

John C. Moore
Director since January 2008
Member of the Nominating and Governance Committee
Member of the Compensation Committee
Age 64

Mr. Moore has more than 25 years of executive experience at ophthalmic medical device companies, where he managed R&D, operations, marketing, sales, business development, service, and finance teams. Between April 2005 and January 2007 Mr. Moore served as CEO of Notal Vision, an Israeli-based company that developed comprehensive diagnostic solutions for the early detection and monitoring of age-related macular degeneration (AMD). Mr. Moore served as the President and CEO of Laser Diagnostic Technologies, a manufacturer of diagnostic laser scanning ophthalmoscopes used for the early detection of glaucoma, from 2000 until it was acquired by Carl Zeiss Meditec, Inc. in 2004. Before this, Mr. Moore was a vice president at Alcon Laboratories where he was responsible for pursuing and executing strategic acquisitions and partnerships to broaden the company's product portfolio. Mr. Moore also spent more than 10 years at Carl Zeiss, Inc., a multinational company with primary businesses in optics, medical, scientific and semiconductor products. Mr. Moore received his Bachelor of Science degree in General Science from University of Rochester.

David Morrison
Director since May 2001
Chairman of the Compensation Committee
Member of the Audit Committee
Member of the Nominating and Governance Committee
Age 64

Mr. Morrison has 35 years experience in various executive positions, both within the United States and internationally. Following the acquisition by Chiron Vision of Iolab Corporation in 1995, Mr. Morrison was appointed President and Chief Operating Officer of Chiron Vision, in which capacity he served until 1997. Prior to joining Chiron Vision, Mr. Morrison served as Area Vice President for Europe for the Gillette Company and as President of International Operations and Co-Chief Operating Officer of Cooper Vision. Mr. Morrison earned a Bachelor of Arts degree, with honors, in economics from the University College of Wales, Aberystwyth and received a post-graduate degree in Industrial Administration from Bradford University.

Executive Officers

Deborah Andrews
Vice President and Chief Financial Officer
Age 51

Ms. Andrews has served as Chief Financial Officer since August 2005 and as Vice President since April 2005. She has been employed by STAAR since 1995, serving as Principal Financial Officer from

April 2005 to August 2005, Global Controller from 2001 to 2005, Vice President, Finance, of STAAR Surgical AG (Switzerland) from 1999 – 2001, and Assistant Controller from 1995 to 1999. She previously served as an internal auditor for Bourns, Inc., a maker of electronic components, from 1994 to 1995, and an auditor for KPMG Peat Marwick from 1991 – 1994. Ms. Andrews earned her Bachelor of Science degree in Accounting from California State University, San Bernardino.

Hans-Martin Blickensdoerfer
Vice President, International Marketing
Age 43

Mr. Blickensdoerfer, who joined STAAR in January 2005, has over 15 years experience in the ophthalmic device industry. Prior to joining STAAR he worked from 2000 through 2002 for Novartis — CIBA Vision as the Commercial Director for Europe, the Middle East and Africa. Between 1997 and early 2000 he worked for the Surgical Division of Bausch & Lomb, Inc. as its Area Sales Manager for Central and Eastern Europe. Prior to that time he worked in sales and product management positions in the Surgical Division of Chiron Vision and at Chiron Adatomed GmbH. Mr. Blickensdoerfer received his diploma in Marketing and International Management from the University of Mannheim in Germany. He is based in our Nidau, Switzerland facility.

Reinhard Pichl
Managing Director, Domilens Vertrieb für medizinische Produkte GmbH
Age 54

Reinhard Pichl joined STAAR’s German subsidiary, Domilens, in October 2007. Prior to joining STAAR he worked more than eight years for Advanced Medical Optics (now Abbott Medical Optics) and its previous parent company, Allergan, where he served most recently as Director of Sales and Marketing for Central European Markets. Dr. Pichl received his bachelor’s degree in chemistry and his doctorate in inorganic and theoretical chemistry at the Technical University of Munich. He is based in the Domilens headquarters in Hamburg, Germany.

Isamu Kamijo
President, STAAR Japan, Inc.
Age 61

Mr. Kamijo joined STAAR on December 27, 2007 when STAAR acquired the remaining interests in STAAR Japan, previously Canon Staar Co., Inc. He serves as the President of STAAR Japan, which is the same chief executive role that he fulfilled as Vice President of Canon Staar from 2003 through 2007. Mr. Kamijo began working at Canon Staar at the time of its formation as a joint venture between STAAR and the Canon companies in 1988, and became a director of Canon Staar in 1993. Between 1972 and 1988 he worked at Canon affiliates in the U.S., Canada, and Europe and at Canon Marketing, Inc. in Japan. Mr. Kamijo graduated from the high school attached to Tokyo Metropolitan University in 1969. He is based at STAAR Japan’s headquarters in Urayasu City, Japan.

Craig Felberg
Vice President, Research, Development and Clinical Affairs
Age 58

Mr. Felberg, who joined us in 2007, has over 25 years of experience in the field of ophthalmology. Prior to joining STAAR, Mr. Felberg worked with many current and past market leaders including Bausch & Lomb, Chiron, Iolab, Alcon and CooperVision. Mr. Felberg has held positions including Plant Manager, Vice President of Operations and Director of Refractive R&D Program Management. Most recently he was responsible for the Refractive R&D project portfolio at Bausch & Lomb, where he led the efforts to develop and deliver new and improved laser and diagnostic systems as well as new indications for the existing products. Mr. Felberg was also responsible for managing clinical and regulatory programs required to gain approval of new and improved products into worldwide markets. Mr. Felberg received a Bachelor of Arts degree in Management from the University of Redlands and earned a Master of Business Administration degree from Pepperdine University.

Paul Hambrick
Vice President, Operations
Age 47

Mr. Hambrick has served as our Vice President of Operations since February of 2006. From late 2005 through February 2006 he served as Divisional Manager of Engineering at Bio-Rad Laboratories, a manufacturer of products for life science research and clinical diagnostics. From 2001 through 2005 Mr. Hambrick served as General Manager and Vice President of Operations at MAS, a Fisher Scientific Company, managing the production of in-vitro diagnostic products. From 1998 to 2001 he was Director of Manufacturing at Biosense Webster, a Johnson & Johnson company, where he oversaw production of electrophysiology catheters. Prior to joining Biosense Webster, Mr. Hambrick was Director of Manufacturing at Chiron Vision with various product line responsibilities including manufacturing of intraocular lenses, phacoemulsification systems and keratome blades. Mr. Hambrick earned his Bachelor of Science Degree in Business Administration from the University of La Verne in La Verne, California.

Robin Hughes
Vice President, Marketing
Age 45

Mr. Hughes joined STAAR in 2007 from H Consulting, LLC, a consulting firm specializing in marketing and strategy. Prior to founding the firm, Mr. Hughes spent 13 years at Bausch & Lomb, most recently as Vice President of Global Strategy and Commercialization for refractive surgery from 2002 until 2006, and as Vice President of Marketing for Europe, Middle East and Africa (EMEA) from 2001 until 2002. Prior to these roles he held EMEA Director of Marketing positions at Bausch & Lomb in both the Surgical and Visioncare divisions.

Prior to joining Bausch & Lomb in 1993, Mr. Hughes spent eight years in the pharmaceutical industry, transitioning from sales into marketing at Merck, Inc. He earned a Master of Business Administration degree from the Henley Management College, Brunel University. His scientific background includes qualifications in medical microbiology from The Royal London Hospital, and in human physiology and cell biology from the University of Westminster.

Charles Kaufman
Vice President, General Counsel and Corporate Secretary
Age 54

Mr. Kaufman has served as Vice President, General Counsel and Secretary since April 2005. From 2001 to 2005 he served as an attorney at the law firm of Sheppard, Mullin, Richter & Hampton, LLP, where he specialized in corporate finance, securities regulation and corporate transactions. From 1994 to 2001 Mr. Kaufman served as an attorney at the law firm of Morrison & Foerster, LLP. Mr. Kaufman earned his Juris Doctor Degree from the University of California at Los Angeles, where he also received a Bachelor of Arts degree in English Literature.

John Santos
Vice President, Quality Assurance, Regulatory and Clinical Affairs
Age 53

Mr. Santos has served as our Vice President, Quality Assurance and Regulatory Affairs, since November 2008. Mr. Santos, joined STAAR in October 1992, has over 16 years experience in the ophthalmic device industry. Prior to his current post he was Vice President of Corporate Planning and Development from August 2001 until November 2008. Prior to that he served as Vice President Finance and Chief Financial Officer from May 2000 to August 2001, as Vice President Controller from March 1999 to May 2000, and as Controller from October 1992 to March 1999. Prior to his employment at STAAR he worked for Calmar, Inc. in accounting and finance positions. He received his Bachelors of Science in Business Administration from California State University Fullerton and his Masters in Business Administration from Pepperdine University.

None of the directors or executive officers was selected pursuant to any arrangement or understanding, other than with the directors and executive officers of STAAR acting in their capacities as such. There are no family relationships among any of the directors or executive officers of STAAR.

Compensation of Directors

Directors are compensated as follows:

•	Each director who serves on the Board of Directors of STAAR and is not an employee of STAAR or a parent or subsidiary of STAAR (each “non-employee director”) receives annual director’s fees of $25,000.
•	The Chairman of the Board receives an additional annual fee of $25,000.
•	The Chairman of the Audit Committee of the Board of Directors receives an additional annual fee of $15,000.
•	The Chairman of the Compensation Committee receives an additional annual fee of $10,000.
•	The Chairman of the Nominating and Governance Committee receives an additional annual fee of $10,000.
•	Each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee (other than the respective chairs) receives an additional annual fee of $5,000 for each such committee on which he serves.

It is STAAR’s policy to grant each non-employee director an option to purchase 20,000 shares of common stock on election or re-election to the Board, which vests in full on the first anniversary of grant. Accordingly, Don Bailey, Donald Duffy, John Moore and David Morrison each received an option to purchase up to 20,000 shares of Common Stock on May 15, 2008. These options were granted under the 2003 Omnibus Plan, have an exercise price of $2.91 per share, and vest on May 15, 2009.

Beginning in 2007 the Board of Directors agreed that any director could elect to receive his fees for board and committee service in the form of restricted shares rather than cash. On November 14, 2008 Don Bailey elected to receive shares in lieu of $70,000 in board fees otherwise payable over the 12 months of board service beginning on October 1, 2008, and David Morrison made a similar election with respect to the $45,000 in board fees otherwise payable to him over that period. Based on the closing price of STAAR’s Common Stock on November 14, 2008, Don Bailey received 44,872 restricted shares and Mr. Morrison received 28,846 restricted shares. In each case the shares vest in four equal installments at the beginning of each calendar quarter, beginning on January 1, 2009.

The Board of Directors can change the compensation of directors at any time.

Meetings of the Board

The Board of Directors held eight meetings during 2008. During 2008 each of the directors attended more than 75% of the aggregate of the total number of Board meetings during his service as director and the total number of meetings of the committees on which he served.

It is the policy of STAAR to require members of the Board of Directors to attend the annual meeting of stockholders, if practicable. All directors attended the 2008 annual meeting of stockholders.

Committees

The Board of Directors has three standing committees: a Nominating and Governance Committee, a Compensation Committee and an Audit Committee. The members of each committee serve at the discretion of the Board of Directors. The Board has adopted a written charter for each committee to provide for its organization and procedures and to delegate requisite authority for the committee to carry out its purposes.

Nominating and Governance Committee.

The current members of the Nominating and Governance Committee are Don Bailey, who serves as chairman of the committee, John Moore and David Morrison. Each member of the Nominating and Governance Committee is “independent” as that term is defined under the Nasdaq Marketplace Rules.

The principal purposes of the committee are to help ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to stockholders and STAAR, and that STAAR has and follows appropriate governance standards. To carry out these purposes, the committee does the following:

•	identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors,
•	recommends the director nominees to be selected by the Board of Directors for the next annual meeting of stockholders,
•	develops and recommends to the Board of Directors corporate governance principles applicable to STAAR, and
•	oversees the evaluation of the Board of Directors and management.

Among its functions, the Nominating and Governance Committee considers and approves nominees for election to the Board of Directors in accordance with its written charter.

In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by our stockholders in accordance with the procedures described in the Questions and Answers section in response to the question “Can stockholders propose individuals to be considered as the Board of Directors’ nominees for the 2010 Annual Meeting?” Stockholder nominations that comply with those procedures and that meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.

Essential criteria for all candidates considered by the committee include the following:

•	integrity and ethical behavior;
•	maturity; management experience and expertise;
•	independence and diversity of thought;
•	broad business or professional experience; and
•	an understanding of business and financial affairs, and the complexities of business organizations.

In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following:

•	financial or accounting expertise;
•	experience in the medical device industry or other regulated industries;
•	scientific accomplishment in medicine, physiology or medical devices;
•	experience in commercializing and marketing ophthalmic devices;
•	other medical devices or pharmaceuticals;
•	experience in conducting business in international markets;
•	business and other experience relevant to public companies of a size comparable to STAAR; and
•	experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of STAAR.

The Board of Director’s nominees for the Annual Meeting have been recommended by the committee, and have been nominated by the independent directors and the full Board of Directors.

The Committee received no stockholder recommendations of candidates for election at the 2009 Annual Meeting.

During 2008, the Nominating and Governance Committee held three meetings.

Compensation Committee

The current members of the Compensation Committee are David Morrison, who serves as chairman of the committee, Don Bailey and John Moore. Each member of the Compensation Committee is “independent” as that term is defined under the Nasdaq Marketplace Rules.

The principal purposes of the Compensation Committee are to help ensure that STAAR’s compensation of its executive officers and those of its subsidiaries satisfies the following requirements:

•	alignment with the compensation strategy of STAAR determined by the Board of Directors;
•	equitable and consistent treatment of all executive officers;
•	enabling STAAR to compete in recruiting and retaining qualified executive officers; and
•	conforming to the requirements of all appropriate regulatory bodies.

The Committee also administers STAAR’s 2003 Omnibus Equity Incentive Plan.

The Compensation Committee makes all decisions for the total direct compensation of the executive officers of STAAR, including base salary, annual bonus, long-term equity compensation and perquisites. The Compensation Committee also generally approves company-wide pay increases and discretionary compensation that may be allocated to non-executive employees by management.

During 2008, the Compensation Committee held seven meetings.

Compensation Committee Interlocks and Insider Participation

During 2008 David Morrison, Don Bailey, John Moore served on the Compensation Committee. There were no Compensation Committee interlocks or insider (employee) participation during 2008.

Audit Committee

The current members of the Audit Committee are Donald Duffy, who serves as the chairman of the committee, Don Bailey and David Morrison. Each member of the Audit Committee is “independent” as that term is defined under the rules of the SEC and the Nasdaq Marketplace Rules. The principal purpose of the Audit Committee is to oversee (i) the quality and integrity of STAAR’s financial statements, (ii) the qualifications and independence of STAAR’s independent registered public accounting firm, and (iii) the performance of STAAR’s independent registered public accounting firm. In 2008 the Audit Committee met eight times.

STAAR has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

Charters of the Committees

The charters of the Audit Committee, Nominating and Governance Committee and the Compensation Committee are available on STAAR’s web site at www.staar.com, under “Investor/Media — Corporate Governance.”

Stockholder Communications with Directors

You may communicate with the chairman of our Audit Committee or the chairman of our Nominating and Governance Committee, or with our outside directors as a group by writing to such persons c/o Charles Kaufman, Secretary, at 1911 Walker Avenue, Monrovia, California 91016.

The corporate secretary distributes communications to the Board of Directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as the following:

•	junk mail and mass mailings,
•	product complaints,

•	product inquiries,
•	new product suggestions,
•	resumes and other forms of job inquiries,
•	surveys, and
•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be forwarded to the hotline.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in STAAR’s Proxy Statement for 2009.

The Compensation Committee
David Morrison (Chairman)
Don Bailey
John Moore

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers of STAAR identified in the Summary Compensation Table, whom we refer to as our “Named Executive Officers.” The Compensation Committee of the Board of Directors, which we refer to in this discussion as the “Committee,” makes all decisions for the total direct compensation — that is, the base salary, annual bonus, long-term equity compensation and perquisites — of STAAR’s executive officers, including the Named Executive Officers.

STAAR’s management develops the health, welfare, retirement and paid time-off plans and policies applicable to salaried U.S.-based employees with the advice of the Human Resources, Finance and Legal Departments, which generally administer these plans. The Committee (or Board) oversees these plans and policies and approves fundamental changes outside the day-to-day decisions made by management to maintain them. Outside the U.S. the management of our foreign subsidiaries determines benefit plans in accordance with prevailing local standards and legal requirements.

STAAR’s Business Environment

Our Mission.  STAAR develops and manufactures visual implants and other innovative ophthalmic products to improve or correct the vision of patients with cataracts and refractive conditions, and distributes them worldwide. STAAR’s mission is to increase stockholder value by forming economic and therapeutic partnerships with our customers, allowing the ophthalmic surgeon to perform safer surgeries and improve patient outcomes. As to our officers and employees, our mission is to create an environment that is open, honest and entrepreneurial, within which each is challenged to reach his or her full potential.

Our Values.  Each employee of STAAR is required to promote honest and ethical conduct both within the company and in its relations with customers, business partners and regulators.

Our Business Opportunity.  STAAR competes with much larger companies in the ophthalmic industry and strives to maintain its competitive position through innovation. STAAR pioneered the flexible intraocular lens, which has become the standard of care for cataract surgery, and has been a worldwide leader in intraocular refractive implants. For our business to grow and reward our stockholders for investing in us, we believe our employees must devote their efforts to developing, manufacturing, marketing and selling innovative products that improve the vision of patients and better serve the needs of our physician customers.

In recent fiscal years, STAAR has devoted significant resources to thoroughly revamping its quality and regulatory compliance systems. STAAR’s standing with the FDA and other regulators, and its reputation with customers, depend on maintaining a corporate culture that emphasizes regulatory compliance at all levels and aims for continuous improvement in the quality of its products. In evaluating the performance of executives and employees at every level, STAAR places a special emphasis on that contribution.

Compensation Program Objectives and Rewards

Compensation Philosophy.  STAAR designs its compensation programs to promote a high-performance culture that attracts, motivates and retains the key talent necessary to optimize stockholder value in a competitive environment. Compensation at STAAR is market-driven and is designed to motivate the behaviors that will enable STAAR to execute an aggressive business strategy. Our compensation program is designed to reward the named executives for meeting or exceeding corporate financial goals and individual objectives, and for maintaining the highest standards of business conduct. Our Compensation Committee, or the board of directors acting as a whole, determines all elements of compensation for executive officers. Management is involved only to the extent of providing performance information and recommendations. The compensation package for all employees includes a number of components:

•	Pay for the achievement of business and strategic goals, as measured by our financial and operating performance, as well as individual strategic, management and development objectives;
•	Competitive compensation, set at levels to attract and retain key employees. We regularly review compensation surveys in the medical device and pharmaceutical industries and consider the results of these reviews as one factor in setting compensation levels.
•	Alignment of employee compensation with the interests of shareholders through equity compensation.

STAAR measures the success of its compensation programs by the following:

•	The overall performance of STAAR’s business and the commitment of its officers to improving performance;
•	Our ability to attract and retain key talent; and
•	The perception of employees that STAAR rewards dedication, skill and focus on success of the enterprise.

STAAR generally seeks to pay executive officers total compensation competitive with that paid to executives of other companies of similar size in STAAR’s industry. Bonus programs and equity incentives can constitute a significant portion of total compensation and are designed to reward performance against financial and strategic objectives as well as align the interests of executive officers with those of our stockholders.

All of the compensation and benefits for the Named Executive Officers serve the primary purpose of attracting, retaining and motivating the highly talented individuals who perform the work necessary for STAAR to succeed in its mission while upholding its values in a highly competitive marketplace. Beyond that, we design different elements of compensation to promote individually tailored goals.

In 2008 the Committee reviewed the Radford Global Life Sciences Survey prepared by the Radford Survey of Executive Compensation to assess the general competitiveness of its compensation. Comparisons with survey results are only one element considered by the Committee in making compensation decisions. Current salaries generally range from the 25th to 50th percentile in the 2008 survey. The Committee believes that it has been able to attract and retain personnel with a high level of professional skill and experience partly because of the value its executives have placed on the potential growth in value of their equity compensation if their efforts to improve STAAR’s business succeed. However, current salary levels may pose a future risk to retention of the most qualified individuals. As a result, the Committee believes that if STAAR’s performance continues to improve it is likely, over time, to reassess compensation levels and adjust as appropriate.

The Radford Global Life Sciences Survey employs a database of approximately 650 multinational life science companies. Neither STAAR nor any of its officers or directors has engaged in any other transaction, or has any other relationship, with the Radford Survey.

Management by Objectives.  Near the beginning of each year STAAR’s management, in consultation with the Board, establishes company goals expressed as objectives. The objectives usually relate to current year financial goals and milestones for significant longer term projects. Generally, objectives do not include the basic responsibilities of the employee’s position. Near the beginning of each year the Committee, in consultation with management, will generally develop individual management-by-objective goals (“MBOs”) for each Named Executive Officer that are aligned with STAAR’s overall short-term and long-term goals. Whenever possible, objectives should have enough clarity and specificity to be easily measured (numbers, dates, events, etc.). Objectives should be developed with the expectation that their achievement would be attainable but ambitious. If there is more than one objective, they are weighted and the sum of the weights equals 100%. Target incentive amounts are developed for each employee and expressed as a percentage of base salary. The percentage is correlated to the importance and difficulty of achieving the objectives for that employee.

Appraisals at every level of STAAR take into account compliance with our policies and codes of conduct. We may accord special weight to positive or negative contributions to STAAR’s culture of regulatory compliance.

Elements of Compensation

The elements of compensation that may be paid to executive officers of STAAR include base salary, annual cash bonuses, and equity compensation.

Base Salaries.  We generally negotiate base salaries at a level necessary to attract and retain the talent STAAR needs to execute its plans. The Committee considers such factors as its subjective assessment of the executive’s scope of responsibility, level of experience, individual performance, and past and potential contribution to STAAR’s business. As noted above in the context of total compensation, the Committee will often compare base salary with market data obtained through independent surveys as one factor in making compensation decisions.

The Committee determines base salaries for executive officers, including the Named Executive Officers, early each calendar year. For Named Executive Officers other than himself, the CEO proposes any change in base salary based on:

•	his evaluation of individual performance and expected future contributions, based on STAAR’s Professional Development Plan;
•	the general development of STAAR’s business;
•	a review of survey data when deemed necessary, and
•	comparison of the base salaries of the executive officers who report directly to the CEO to provide for internal equity.

Salary of Chief Executive Officer.  STAAR established the base salary and incentive compensation for STAAR’s President and Chief Executive Officer, Barry Caldwell, through arm’s-length negotiation based on his experience and skills and then-prevailing market conditions. STAAR and Mr. Caldwell entered into an employment agreement on November 27, 2007, which was amended in 2008 and provides for an annual base salary of $400,000, of which Mr. Caldwell may elect to receive a portion in the form of restricted stock. For the second year of the term Mr. Caldwell elected to be paid $100,000, or one fourth of his base salary, in the form of restricted stock.

Annual Cash Bonuses.  The Committee has exclusive discretion to award bonuses to STAAR’s executives, including its Named Executive Officers, as an incentive for employee productivity and effectiveness over the course of each fiscal year. The CEO recommends executive bonuses to the Committee based upon a combination of the Company’s financial performance and individual performance against the MBOs established for the year. The Committee decides based on achievement of financial performance objectives and a subjective analysis of the executive’s level of responsibility. The Compensation Committee also considers other types and amounts of compensation that may be paid to the executive, such as commissions.

The process for recommendation and determination of executive bonus payments takes place as follows:

1.	Actual achievement of financial corporate goals is calculated. This value is expressed as a percentage between 0 and 100%.
2.	Actual achievement of each executive’s MBOs is evaluated by the executive’s manager. The result of this individual achievement calculation is multiplied by the value of the calculated corporate goals (above) to determine their baseline incentive award.
3.	Each employee’s manager reviews the results of the calculation and applies their judgment to factors that resulted in the outcomes for the year. The manager may recommend an amount equal to, higher than, or lower than the baseline calculation.

4.	The CEO reviews all recommendations, makes adjustments based on his or her judgment, including adjustments to make recommendations equitable across all employees and presents those recommendations to the Compensation Committee.
5.	The Compensation Committee reviews all calculations and recommendations, applies their judgment, and makes adjustments to the recommendations of the CEO, if appropriate.
6.	The Board of Directors reviews the Compensation Committee’s recommendations, makes any appropriate adjustments and approves final award amounts.

No Cash Bonuses Paid in 2009.   On February 20, 2009, the Committee determined that cash bonuses would not be awarded to executives based on 2008 performance. This follows a similar decision regarding bonuses for U.S.-based executives made on February 14, 2008 for bonuses based on 2007 performance. In these periods management did not recommend cash bonuses, and the Committee concurred with management’s recommendation, because of STAAR’s overall financial results, notwithstanding significant progress toward improved results across all business units and outstanding individual achievements. Additional factors considered by the Committee in these decisions are STAAR’s need to conserve its cash resources and uncertainty about the global economic environment in 2009.

The review process that would normally have led to the allocation of cash bonuses or increases in compensation was completed in February 20, 2009.

Bonuses to Chief Executive Officer.  Mr. Caldwell’s employment agreement provides for a performance bonus of up to 60% of annual salary, to be first determined and, if awarded, to be paid in 2009 based on performance during 2008. In keeping with general suspension of cash bonuses in 2009, Mr. Caldwell did not receive a bonus based on 2008 performance.

Bonuses Paid to Named Executive Officers During 2008 based on 2007 Performance.  On February 14, 2008, the Committee approved a bonus to be paid to Hans Blickensdoerfer, Vice President of International Sales, in the amount of 106,452 Swiss Francs ($98,258), equal to 40% of his annual base compensation, in recognition of the excellent performance of STAAR’s international business based in Nidau, Switzerland. Mr. Blickensdoerfer also received a discretionary payment of 37,500 Swiss Francs ($34,614) for three months of extraordinary services performed in assisting the transition of leadership at Domilens GmbH to its new General Manager, Reinhard Pichl. No other bonus was paid to a Named Executive Officer based on 2007 performance.

Long-Term Equity Compensation.  The Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with the interests of STAAR’s stockholders. During 2008 and 2009 STAAR has had a single active stock plan in place for employees, officers, directors and consultants: the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan. The terms of the 2003 Omnibus Plan are discussed below under the heading “STAAR Surgical Company 2003 Omnibus Equity Incentive Plan.” The 2003 Omnibus Plan makes available a broad variety of stock-based compensation; to date the Committee has awarded equity compensation in the form of stock options, restricted shares, and stock grants.

Stock options become valuable if the price of our common stock rises after we grant the options. The Committee sets the exercise price of a stock option on the date of grant at fair market value, which is generally the closing price of our common stock on the Nasdaq Global Market on that date. Under the 2003 Omnibus Plan, STAAR may not grant stock options having an exercise price below fair market value of our common stock on the date of grant. STAAR does not grant stock options with a so-called “reload” feature. To encourage retention by providing a long-term incentive, the ability to exercise an option vests over a period of three or four years.

The Board of Directors has delegated to the Committee its authority to grant stock options. The Committee’s policy is to award options to executive officers soon after they commence employment. In making grants, the Committee weighs the potential contribution of the executive to STAAR, but because the size of initial awards generally depends on the level necessary to attract the executive under prevailing market conditions, initial award amounts are negotiated by management in consultation with the Committee, then submitted to the Committee for approval. In determining the size of any subsequent grants, the Committee takes into consideration STAAR’s and the individual’s performance, level of responsibilities, competitive market practices, and the size and term of prior option grants.

STAAR does not backdate options or grant options retroactively. We also do not coordinate the grant of options with the release of nonpublic information in order to make grants before the announcement of favorable information or after the announcement of unfavorable information.

Option Grants in 2009.  On March 30, 2009, the Committee determined that because of the suspension of cash bonuses and salary increases for executives in 2009, STAAR would grant equity incentives to its executives in the form of stock grants rather than options. Accordingly, STAAR has not granted options to any of its Named Executive Officers in 2009. 2009 stock grants are discussed in further detail below.

Option Grants in 2008.  On February 14, 2008 the Committee granted to Hans Blickensdoerfer, Vice President of International Sales, an option to purchase 50,000 shares of common stock, in recognition of the performance of STAAR’s international operations and his role in stabilizing the business of Domilens during his service as its Interim General Manager in 2007. On that date the Committee also granted to Paul Hambrick, Vice President of Operations, an option to purchase 15,000 shares of common stock in recognition of his achievement of improved productivity in U.S. manufacturing and successful transition of newly developed designs to manufacturing during 2007. These options were granted pursuant to the 2003 Plan, have an exercise price of $2.30 per share, vest in three equal annual installments subject to continued service, and will expire on February 13, 2018.

Stock Awards to CEO 2009.  On March 30, 2009, in keeping with its overall determination to award shares to executives as equity incentives and in place of any cash bonuses, the Committee granted 60,000 shares of common stock to Mr. Caldwell in recognition of the Company’s financial results for 2008 and making progress in key objectives concerning the improved financial condition of the Company and the turnaround of the U.S. business.

Restricted Stock Awards to CEO in 2008.  On November 14, 2008, the Board of Directors and the Compensation Committee approved an amendment to Mr. Caldwell’s executive employment agreement. The original agreement had provided that, of Mr. Caldwell’s salary, $100,000 would be paid in the form of restricted shares. To more accurately reflect the original intent of the Board of Directors, the amended agreement provides that all of Mr. Caldwell's annual base compensation is payable to him in cash, but that prior to any annual renewal of the Agreement Mr. Caldwell may elect to receive instead a portion of that compensation in the form of restricted stock to be priced on the date of election and issued on, or as soon as practicable after, the Renewal Date. On November 14, 2008, Mr. Caldwell elected to receive 25% of his salary in the subsequent contract year, or $100,000, in the form of restricted stock. The amended agreement and the grant became effective on November 27, 2008. The number of shares was determined based on the closing price of STAAR’s common stock on the Nasdaq Global Market on that date, resulting in the grant of 64,103 shares. The restricted shares were granted under the 2003 Plan, are subject to vesting restrictions and will vest, subject to continued employment, in twelve equal installments at the completion of each month of service.

Stock Awards in 2009.  On March 30, 2009, the Committee granted 30,000 shares of common stock to David Bailey in recognition of the results yielded by STAAR’s international business and the progress in the integration of the STAAR Japan business. The Committee also granted 25,000 shares of common stock to Deborah Andrews in recognition of her work in integrating STAAR’s global financial reporting functions, managing STAAR’s cash resources, and assuring STAAR’s timely compliance with all financial reporting requirements. The Committee also granted 30,000 shares of common stock to Hans Blickensdoerfer in recognition of the sales results yielded by the distribution markets under his management and his continued success in expanding STAAR’s Visian® ICL business in international markets. The Committee also granted to Reinhard Pichl, General Manager of Domilens, 10,000 shares of common stock in recognition of his successful assumption of the leadership role at Domilens and Domilens’ progress in aligning its financial objectives with those of the global enterprise. In each case the Committee granted unrestricted, fully vested shares as an incentive for the recipients to continue their contributions to the future success of STAAR in light of the suspension of cash bonuses and salary increases for executives in 2009.

Change in Control Arrangements.  Our Named Executive Officers will generally receive continued payments from STAAR or a successor company if they are terminated following a change in control of STAAR. In addition, STAAR’s 2003 Omnibus Equity Incentive Plan provides that, if STAAR has a change in control, options vest immediately unless the surviving company assumes the options. STAAR provides these rights to help it compete with larger, better capitalized ophthalmic companies in attracting employees. STAAR also recognizes the importance to the company and its stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Change in control rights are intended to do the following:

•	Encourage employees to remain with the company despite uncertainties while a transaction is under consideration or pending by assuring them that, if they are terminated as a result of a change in control, they will receive continued pay and benefits to cover the disruption in employment; and
•	Reinforce the alignment of employee interest with stockholder interest by providing that, if a major transaction occurs, vesting and exercisability of stock options will continue, so the potential equity value of unvested or unexercised options will not be lost.

Perquisites.  STAAR’s Named Executive Officers, along with other senior management employees, may be eligible for a limited number of perquisites intended to minimize distractions from the executives’ attention to important STAAR business. In addition to his base salary, Mr. Caldwell receives a housing allowance to maintain an executive-level apartment in the vicinity of STAAR’s headquarters, and will receive relocation assistance when he moves permanently to the area from his home in Ft. Worth, Texas, provided the relocation takes place on or before December 31, 2009. David Bailey is entitled, in addition to his base salary, to an automobile allowance, a housing allowance to rent an executive apartment in the vicinity of STAAR’s Nidau, Switzerland facility, and disability insurance which will replace 60% of his annual salary in the event of his disability, and payment of premiums for a life insurance policy with a death benefit of $1,750,000.

Benefits

The Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable STAAR to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that STAAR has a productive and focused workforce through reliable and competitive health and other benefits. Pension and savings plans help employees, especially long-service employees, save and prepare financially for retirement.

STAAR’s qualified 401(k) Plan allows employees to contribute up to 15 percent of their base salary, up to the limits imposed by the Internal Revenue Code — $15,500 for 2008 — on a pre- or after-tax basis. STAAR provides a 50% percent match up to the first 2% of the employee’s compensation, and a 25% match of the next 4% of compensation, which vest immediately. The terms of the 401(k) Plan are described below under the caption “Employee Benefit Plans.” Officers serving outside the U.S., where Section 401(k) of the Internal Revenue Code is largely inapplicable, receive pension benefits based on local regulations and standards.

David Bailey and Hans Blickensdoerfer are entitled to pension benefits under a Passive Pension Plan that STAAR Surgical AG, STAAR’s Swiss subsidiary, maintains for its employees. The Swiss plan is financed by employer and employee contributions, with employers required to match employee contributions.

Each of STAAR’s U.S.-based executive officers also receives an Executive Life Insurance Policy with premiums paid by the Corporation. David Bailey receives a life insurance policy with premiums paid by the corporation and providing a death benefit of $1,750,000.

Policy Under Section 162(m) of the Internal Revenue Code.  STAAR has not formulated a policy for qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will determine whether such a policy should be implemented, either in general or with respect to specific transactions.

Summary Compensation

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended January 2, 2009. The Named Executive Officers are the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Barry Caldwell President and Chief Executive Officer	2008	312,767	—	99,708	112,405	—	56,768	581,648
	2007	21,878	—	8,302	—	—	18,750	48,930
Deborah Andrews Vice President and Chief Financial Officer	2008	258,232	—	—	121,364	—	16,748	396,344
	2007	243,269	50,000	—	127,099	—	12,742	433,110
	2006	225,000	67,500	—	119,692	—	13,326	425,518
David Bailey(2) President, International Operations	2008	415,363	—	—	167,632	—	212,623	795,618
	2007	415,246	80,000	125,000	239,110	—	34,768	894,124
	2006	400,583	80,000	—	212,558	—	34,768	727,909
Reinhard Pichl(2) Managing Director, Domilens GmbH	2008	292,590	—	—	17,443	—	56,187	366,220
	2007	48,699	14,610	—	1,246	—	1,926	66,481
Hans Blickensdoerfer(2) Vice President, International Marketing	2008	252,462	132,872	—	78,214	—	40,899	504,447
	2007	304,669	58,458	—	83,754	33,291	21,387	501,559
	2006	159,783	34,988	—	62,125	33,291	9,934	300,121

(1)	Represents the dollar amounts associated with the named executive officers’ stock and option grants that are recognized as stock-based compensation expense in the 2008, 2007 and 2006 fiscal years for financial statement reporting purposes in accordance with SFAS 123R resulting from the vesting of restricted stock and options granted in the years 2005-2008, as applicable. For a detailed discussion of the assumptions made in the valuation of stock option awards, please see Note 14 of our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended January 2, 2009.
(2)	Amounts are translated using the applicable average foreign currency exchange rates for the years presented. David Bailey and Hans Blickensdoerfer are paid in Swiss Francs and Reinhard Pichl is paid in Euros.

The following table summarizes the elements of “All Other Compensation” listed in the table above for 2008.

Name	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Barry Caldwell	40,591	12,767	3,410	56,768
Deborah Andrews	4,391	8,232	4,125	16,748
David Bailey	93,487	54,542	64,594	212,623
Reinhard Pichl	56,187	—	—	56,187
Hans Blickensdoerfer	—	6,501	34,398	40,899

The following table lists each perquisite paid to a Named Executive Officer in 2008 that individually had a value of $10,000 or more.

Name	Personal Use of Company Car/Parking ($)	Company Paid Housing ($)	Executive Relocation ($)	Total Perquisites and Other Personal Benefits ($)
Barry Caldwell	—	27,780	—	27,780
David Bailey	22,153	33,229	38,105	93,487
Reinhard Pichl	—	—	44,781	44,781

Grants of Plan Based Awards
for Fiscal Year Ended
January 2, 2009

The following table provides information on stock and stock options granted in 2008 to each of STAAR’s Named Executive Officers. By providing the Grant Date Fair Value of Stock and Option Awards in the table STAAR does not imply any assurance that such values will ever be realized.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Barry Caldwell	01/08/2008	01/08/2008	—	200,000	2.21	2.21	262,389
Barry Caldwell	11/14/2008	11/14/2008	64,103	—	1.56	1.56	100,000
Deborah Andrews	5/15/2008	5/15/2008	—	20,000	2.91	2.91	32,851
David Bailey	—	—	—	—	—	—	—
Reinhard Pichl	—	—	—	—	—	—	—
Hans Blickensdoerfer	2/14/2008	2/14/2008	—	50,000	2.30	2.30	65,487

Outstanding Equity Awards
at Fiscal Year-End
January 2, 2009

The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock held by STAAR’s Named Executive Officers on January 2, 2009.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Barry Caldwell	20,000	—		4.79	5/15/2017	58,762	(9)	92,255
	66,667	133,333	(1)	2.21	01/07/18
Deborah Andrews	—	20,000	(4)	2.91	5/14/2018
	10,000	—		10.63	6/15/2009
	20,000	—		7.86	2/26/2014
	35,000	—		3.95	4/6/2015
	50,000	—		4.71	8/21/2015
	12,500	12,500	(2)	6.92	2/9/2016
	13,333	26,667	(3)	5.39	4/1/2017
David Bailey	140,000	—		3.60	2/13/2013
	40,300	—		3.35	8/8/2011
	150,000	—		3.81	1/2/2012
	150,000	—		3.95	4/6/2015
	60,000	—		4.00	5/18/2015
	25,000	25,000	(2)	6.92	2/9/2016
	25,000	50,000	(3)	5.39	4/1/2017
	500,000	—		11.13	12/20/2010
Reinhard Pichl	8,333	16,667	(5)	3.00	11/14/2017
Hans Blickensdoerfer	35,000	—		6.27	12/31/2014
	12,500	12,500	(6)	6.92	2/9/2016
	8,333	16,667	(7)	5.39	4/1/2017
	—	50,000	(8)	2.30	2/13/2018

(1)	66,667 options will vest on November 27, 2009 and the remaining 66,666 options will vest on November 27, 2010.
(2)	For Ms. Andrews, 6,250 options will vest on February 10, 2009, and the remaining 6,250 options will vest on February 10, 2010. For Mr. Bailey, 12,500 options will vest on February 10, 2009, and the remaining 12,500 options will vest on February 10, 2010.
(3)	For Ms. Andrews, 13,333 options will vest on April 3, 2009 and the remaining 13,334 options will vest on April 3, 2010. For Mr. Bailey, 25,000 options will vest on April 3, 2009 and the remaining 25,000 options will vest on April 3, 2010.
(4)	6,666 options will vest on May 15, 2009, 6,667 options will vest on May 15, 2010 and the remaining 6,667 options will vest on May 15, 2011.
(5)	8,333 options will vest on November 15, 2009 and the remaining 8,334 options will vest on November 15, 2010.
(6)	6,250 options will vest on February 10, 2009, and the remaining 6,250 options will vest on February 10, 2010.
(7)	8,333 options will vest on April 3, 2009 and the remaining 8,334 options will vest on April 3, 2010.
(8)	16,666 options will vest on February 14, 2009, 16,667 will vest on February 14, 2010 and the remaining 16,667 will vest on February 14, 2011.
(9)	5,342 securities will vest monthly for the eleven months beginning on January 31, 2009.

Option Exercises and Stock Vested as of
Fiscal Year-End January 2, 2009

The table below shows the number of shares of STAAR common stock acquired by Named Executive Officers during 2008 on the exercise of options, and the number of shares of stock subject to stock awards that vested in 2008 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Barry Caldwell	—	—	39,937	99,708
Deborah Andrews	—	—	—	—
David Bailey	—	—	—	—
Reinhard Pichl	—	—	—	—
Hans Blickensdoerfer	—	—	—	—

Pension Benefits for Fiscal Year Ended
January 2, 2009

STAAR maintains a passive pension plan (“Swiss Plan”) covering employees of its Swiss subsidiary, including the Named Executive Officers listed below. This plan is classified as a defined benefit plan under guidelines of the Swiss Auditing Chamber’s Auditing Practice Committee and its Accounting Practice Committee, and STAAR accounts for it as a defined benefit plan.

The Swiss plan is financed by employer and employee contributions, with employers required to match employee contributions. No other Named Executive Officer participates in a defined benefit pension plan.

The table below shows the present value of the pension benefits to which each person is entitled to under the Swiss Plan. The present value assumes that the participant will retire at age 65, the normal retirement age for men under the plan. The present value was calculated using the assumptions set forth in Footnote 10 to the Company’s Annual Report on Form 10-K for fiscal year 2008.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During 2008 ($)
David Bailey	Switzerland Plan	1.0	(1)	95,935	—
Hans Blickensdoerfer	Switzerland Plan	6.8	(1)	215,554	—

(1)	The number of years credited to an employee under the Swiss Plan is determined by applicable government regulations and plan formulae, and may be greater than the actual number of years the employee has worked for the company.

Change in Control and Termination Payment and Benefit Estimates
As of January 2, 2009

The table below demonstrates the effect of termination and change-in-control rights held by Named Executive Officers under their employment agreements with us. Each column of the table shows the financial benefit that would have been received by a Named Executive Officer, on a hypothetical basis, if one of the following events had occurred on January 2, 2009:

•	termination by STAAR without cause, or by the executive for good reason, prior to a change in control;
•	termination by STAAR without cause, or by the executive for good reason, following a change in control;
•	a change in control of STAAR, without termination of the executive; and
•	termination because of disability, irrespective of any change in control;

We are providing this information on a hypothetical basis in accordance with the regulations of the SEC. In fact, no such change in control occurred on January 2, 2009 and none of the executives was terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date, or if any assumption is not correct when the actual event occurs. Termination “for good reason” generally means that an employer has adversely changed the terms and conditions of employment to such a degree that the executive, under the specific terms of his or her agreement, is entitled to voluntarily resign and to receive severance benefits.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)(5)		After Change in Control Termination w/o Cause or for Good Reason ($)(5)		Change in Control ($)(1)	Disability ($)
Barry Caldwell	Severance	600,000	(2)	600,000	(2)	—	228,988
	Options and restricted stock vest immediately	—		174,926	(3)	174,926	—
Deborah Andrews	Severance	125,000		250,000		—	—
	Options vest immediately	—		—		176,570	—
David Bailey	Severance	1,056,004		774,115	(4)	—	563,776
	Options vest immediately	—		289,739	(3)	289,739	—
Reinhard Pichl	Severance	83,811		83,811		—	—
	Options vest immediately	—		—		29,903	—
Hans Blickensdoerfer	Severance	126,231		252,462		—	—
	Options vest immediately	—		—		181,896	—

(1)	Assumes that following a change in control the acquirer of surviving company has not assumed or confirmed the executive’s outstanding options. If the acquirer assumes options or surviving company confirms options issued under the 2003 Omnibus Equity Incentive Plan, the options will continue to vest in accordance with their original terms.
(2)	Includes, in the case of an immediate termination without cause, salary for a six-month notice period. Additionally, includes $100,000 value of compensation otherwise generally to be paid in the form of restricted stock.
(3)	If the executive is terminated without cause, or resigns for good reason, following a change in control, all unvested options will vest immediately and will continue to be exercisable for the full term of the option, irrespective of the termination of employment.
(4)	This amount excludes any tax “gross-up” under Mr. Bailey’s employment agreement because of the likelihood that he is not subject to U.S. taxes as of January 2, 2009. If he were subject to U.S. income taxes on that date, the hypothetical value of Mr. Bailey’s severance payment on a termination on January 2, 2009, without cause or for good reason following a change in control, including the tax gross-up, would be $1,290,192.
(5)	Except as otherwise indicated severance payments are payable on a bi-weekly basis during the severance period. Mr. Bailey would receive severance payments in lump-sum if terminated by the employer without cause or by the executive for good reason following a change of control. Mr. Caldwell would receive his severance payment in lump-sum payable on the 60th day following a termination regardless of a change in control.

2008 Director Compensation

The chart below summarizes remuneration paid to directors during 2008 in the form of cash, stock or option awards. The value shown for stock option is the dollar amount STAAR recognized for financial statement reporting purposes in 2008 in accordance with FAS 123R.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Total ($)
Don Bailey	—	70,000	(1)	49,380	(3)	119,380
David Bailey	—	—		—		—
Barry Caldwell	—	—		—		—
Donald Duffy	43,750	—		45,474	(3)	89,224
David Morrison	45,000	11,178	(2)	45,474	(3)	101,652
John Moore	21,923	—		30,355	(3)	52,278

(1)	For board fees for the fourth quarter of 2008 through the third quarter of 2009, Don Bailey elected to receive payment in the form of restricted stock awards. On November 14, 2008, he was issued 44,872 shares of restricted stock. One fourth of the shares vested on January 1, 2009. The remaining amount of shares will vest in equal installments on April 1, 2009, July 1, 2009 and October 1, 2009.
(2)	For board fees for the fourth quarter of 2008 through the third quarter of 2009, Mr. Morrison elected to receive payment in the form of restricted stock awards. On November 14, 2008, he was issued 28,846 shares of restricted stock. One fourth of the shares vested on January 1, 2009. The remaining amount of shares will vest in equal installments on April 1, 2009, July 1, 2009 and October 1, 2009.
(3)	Vest on May 15, 2009.

EMPLOYMENT AGREEMENTS

Barry Caldwell, President and Chief Executive Officer

On November 27, 2007, we entered into an Executive Employment Agreement with Barry Caldwell in connection with his appointment as President and Chief Executive Officer. The Agreement has an initial term of one year, and will automatically renew for successive one-year terms unless either Mr. Caldwell or STAAR gives written notice of its intent not to renew within six months prior to the expiration of the original term or any renewal term. The Executive Employment Agreement was amended and restated on November 27, 2008, to provide for an election to receive compensation in the form of stock rather than cash, and again on December 31, 2008 to bring the agreement in conformance with the newly implemented requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Unless otherwise specified, provisions of Mr. Caldwell’s employment agreement described in this section refer to the Amended and Restated Executive Employment Agreement dated December 31, 2008.

The original Executive Employment Agreement had provided that, of Mr. Caldwell’s salary, $100,000 would be paid in the form of restricted stock. To more accurately reflect the original intent of the Board of Directors, the amended agreement provides that all of Mr. Caldwell's annual base compensation is payable to him in cash, but that prior to any annual renewal of the Agreement Mr. Caldwell may elect to instead receive a portion of that compensation in the form of restricted stock to be priced on the date of election and issued on, or as soon as practicable after, the Renewal Date. For the 2008 – 2009 annual renewal period Mr. Caldwell elected to again receive 25% of his salary, or $100,000, in the form of restricted stock.

The restricted stock provided in place of cash for Mr. Caldwell’s base compensation is subject to vesting restrictions, and vests in twelve equal monthly installments during the year after grant. The Agreement provides for a performance bonus of up to 60% of annual salary, to be first determined and, if awarded, to be paid in 2009 based on performance during 2008. As discussed above under Compensation Discussion and Analysis, in keeping with STAAR’s general suspension on executive cash bonuses in 2009, Mr. Caldwell did not receive a cash bonus based on 2008 performance. The Agreement also provided for an initial grant in 2007 of an option to purchase 200,000 shares of Common Stock, subject to approval by the Compensation Committee, which occurred at its next regular meeting on January 8, 2008. The option vests, subject to continued service, in three equal installments on the first three anniversaries of November 27, 2007, when Mr. Caldwell commenced employment, and has a term of 10 years. Mr. Caldwell will also be eligible to participate in equity compensation programs generally available to similarly situated executives of the Company. Mr. Caldwell’s Agreement also entitles him to participate in all benefit plans available to similarly situated executives of STAAR, including executive level health and life insurance coverage.

Mr. Caldwell’s Agreement provides relocation assistance, including (i) reimbursement of rent for a serviced apartment in the vicinity of the Company’s headquarters and twice monthly round-trip airfare to Fort Worth, Texas, for a period of twelve months, and (ii) when Mr. Caldwell relocates to a residence in Southern California, reimbursement of expenses related to the sale of Mr. Caldwell’s residence in Texas and purchase of a residence in Southern California and moving costs, provided the relocation takes place on or before December 31, 2009.

If the Company terminates Mr. Caldwell’s employment other than for cause, he will be entitled to eighteen months’ salary from the date of termination.

Within the period of one year after a change in control, if Mr. Caldwell’s employment is terminated (or if he resigns during that period following a material reduction in compensation or change in duties) he will receive 18 months’ salary as a lump-sum payment, plus continued benefits for a 12-month period. In addition, following such a termination all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration date. If severance payments in connection with a change in control result in liability for excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, Mr. Caldwell will generally receive a “gross-up” payment in an amount sufficient to make up for the effect of the excise tax. However, if excise taxes could be avoided by reducing total severance payments by up to 10%, the total payments will be reduced to the amount where excise taxes would not be incurred.

The Agreement anticipates that the Board of Directors will nominate Mr. Caldwell for re-election to the Board of Directors at each annual meeting, unless he elects not to stand for election. He will not receive additional compensation for board service.

David Bailey, President, International Operations

On November 27, 2007, we entered into an Executive Employment Agreement with David Bailey in connection with his appointment as President, International Operations. The Agreement replaces and supersedes the previous Employment Agreement we entered into with Mr. Bailey as of December 19, 2000, which governed the terms of his employment as President and Chief Executive Officer. The agreement provides that Mr. Bailey will be based at the Company’s facility in Nidau, Switzerland in his new capacity. However, after completing the first year of service under the agreement, Mr. Bailey may at his election establish an office at his principal place of residence in the United Kingdom.

Mr. Bailey’s agreement provides for an initial term of three years, and will automatically renew for successive one-year terms, unless either party gives written notice of its intent not to renew at least six months before the expiration of the original term or any renewal term.

Mr. Bailey’s agreement provides for an annual base salary of 450,000 Swiss Francs ($415,363). However, if Mr. Bailey elects to relocate to the United Kingdom, the base salary and automobile allowance will be converted from Swiss Francs to the British Pound at the then prevailing exchange rate using the Financial Times current exchange rate index. In addition Mr. Bailey will be eligible for a performance bonus of up to 50% of annual salary, to be determined and, if awarded, paid in 2009 based on performance during 2008. In accordance with the general suspension of cash bonuses for executives in 2009 and U.S.-based executives in 2008, Mr. Bailey has not received a cash bonus in either of those years.

Under the agreement Mr. Bailey’s outstanding options to purchase Company common stock will continue to vest pursuant to their original terms and conditions. Mr. Bailey will also be eligible to participate in equity compensation programs generally available to similarly situated executives of the Company. The agreement also entitles Mr. Bailey to receive benefits commensurate with the benefits received under his previous employment agreement, including an automobile allowance and executive level health, disability and life insurance coverage.

Under the Agreement Mr. Bailey has received relocation assistance, including (i) reimbursement of fees for tax counseling and tax-related service; (ii) reimbursement for moving expenses of up to $25,000, (iii) a grant of 47,170 shares of common stock in lieu of any other assistance in selling his residence in Southern California and purchasing a residence in Europe; and (iii) of up to 3,000 Swiss Francs per month ($2,769) for a serviced apartment in the vicinity of the Company’s headquarters in Nidau, Switzerland.

If Mr. Bailey’s employment is terminated by the Company other than for cause, he will be entitled to six months’ notice plus continued salary for the longer of (i) one year and (ii) the remaining term of the agreement. He will continue to receive benefits through the notice period and the subsequent 12 months. Stock options will continue to vest for 18 months following notice of termination other than for cause.

Within the period of 120 days prior to a change in control, or one year after a change in control, if Mr. Bailey’s employment is terminated or he terminates employment for any reason he will receive 18 months’ salary, plus continued benefits for a 12-month period. In addition, following such an event all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration date. In addition to severance payments following a change in control, Mr. Bailey will receive a “gross-up” payment in amount necessary to provide that the net amount paid after applicable income taxes will equal 18 months’ salary.

Mr. Bailey currently serves on the Board of Directors. The agreement provides that the Board of Directors will nominate Mr. Bailey for re-election to the Board of Directors at each annual meeting, unless he elects not to stand for election, or unless either Mr. Bailey or STAAR has delivered a notice of termination or non-renewal prior to the meeting at which such re-election would occur. He does not receive additional compensation for board service.

Deborah Andrews, Vice President and Chief Financial Officer

On August 17, 2005, we entered into an agreement with Deborah Andrews to act as our Chief Financial Officer. The agreement provides for a base salary, currently $250,000, which the Committee may adjust periodically and a performance bonus of up to 40% of base salary, as determined by the Committee. If terminated without cause, Ms. Andrews will receive a severance payment equal to six months’ salary. If she is terminated as a result of a “change in control,” she will receive severance equal to one year’s salary and immediate vesting of all unvested stock options.

Reinhard Pichl, Managing Director, Domilens GmbH

On October 4, 2007 we entered into an employment agreement with Dr. Reinhard Pichl to act as Managing Director of Domilens GmbH. The agreement, which became effective on November 1, 2007, provides for an annual base salary of 180,000 euro and an annual performance bonus of up to 30% of base salary. The agreement requires three full calendar months’ notice for termination without cause. The agreement also provides for an automobile allowance and life and disability insurance.

Hans Blickensdoerfer, Vice President, International Marketing

On December 16, 2004 we entered into an employment agreement with Hans Blickensdoerfer to act as our Vice President, International Marketing. If terminated without cause, Mr. Blickensdoerfer will receive a severance payment equal to six months’ salary, plus a prorata amount of his annual bonus eligibility. If Mr. Blickensdoerfer is terminated following a change in control he will receive a severance payment equal to one year’s salary.

Employee Benefit Plans

Equity Compensation Plan Information

Whenever we use a general statement to incorporate this Proxy Statement by reference into another of our documents filed with the SEC, the following table is excluded. The following table will not be deemed filed under the Securities Act or the Exchange Act unless we explicitly incorporate it by reference in such a filing.

The following table summarizes information about the options and other equity compensation under STAAR’s equity plans as of the close of business on January 2, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price ($) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(#) (c)
Equity Compensation Plans Approved by Stockholders	3,647,467		5.92	734,562	(1)
Equity Compensation Plans Not Approved by Stockholders	55,000	(2)	10.08	—
TOTAL	3,702,467		5.98	734,562

(1)	Represents awards granted under the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan (the “2003 Omnibus Plan”) and the following prior plans that were consolidated into the 2003 Omnibus Plan: the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan, the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer, all of which were approved by the stockholders.
(2)	Represents shares originally issued under individual grants prior to May 9, 2000, which were not submitted to the stockholders for approval and which have also been consolidated into the 2003 Omnibus Plan.

STAAR Surgical Company 2003 Omnibus Equity Incentive Plan

The 2003 Omnibus Plan was adopted by the Board of Directors on May 14, 2003 and approved by the stockholders on June 25, 2003 as both a new plan and as a consolidation of STAAR’s existing incentive plans.

4,913,629 shares of Common Stock were originally authorized for awards under the 2003 Omnibus Plan, consisting of 1,000,000 newly available shares, and 3,913,629 shares that were already available or subject to outstanding awards under prior plans. The following prior plans are consolidated into the 2003 Omnibus Plan: the 1991 Stock Option Plan of STAAR Surgical Company, the 1995 STAAR Surgical Company Consultant Stock Plan, the 1996 STAAR Surgical Company Non-Qualified Stock Plan, the 1998 STAAR Surgical Company Stock Plan and the STAAR Surgical Company Stock Option Plan and Agreement for Chief Executive Officer. All of these plans had been previously approved by STAAR’s stockholders. STAAR amended the 2003 Plan on December 31, 2009 to ensure conformance with Section 409A of the Internal Revenue Code of 1986, as amended.

The 2003 Omnibus Plan also provides that on each January 1 during the life of the plan the number of shares of Common Stock available for awards will automatically increase by a number of shares equal to 2% of STAAR’s outstanding Common Stock, up to a maximum of 1,586,371 additional shares, and a maximum total of 6,500,000 shares issuable as incentives to employees, directors and consultants. The 6,500,000 maximum shares were reached on January 1, 2007, and no additional shares will be available for issuance as incentives to employees without stockholder approval. Shares subject to grants under the 2003 Omnibus Plan that lapse or terminate in accordance with their terms become available for new grants under the 2003 Omnibus Plan. As of January 2, 2009, approximately 735,000 shares were authorized and available for grants under the 2003 Omnibus Plan.

The Committee administers the 2003 Omnibus Plan. Employees, non-employee directors, and consultants of STAAR and its subsidiaries are eligible to participate in the 2003 Omnibus Plan. Awards available under the 2003 Omnibus Plan include stock options, stock appreciation rights, stock grants, restricted stock, restricted stock units, performance awards and other stock-based awards that the Committee may approve. Stock options under the 2003 Omnibus Plan may either be issued in a form intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified options,” which are not intended to satisfy Section 422 of the Code. Awards granted under the 2003 Omnibus Plan may generally not be transferred except by will or the laws of descent.

While the Committee has the discretion to determine the exercise price of options under the 2003 Omnibus Plan, all options must have an exercise price of at least 100% of the fair market value of the Common Stock on the date of grant. No ISO may be granted under the 2003 Omnibus Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of STAAR or any affiliate of STAAR, unless the option exercise price is at least 110% of the fair market value of the Common Stock on the date of grant and the term of the option does not exceed five years from the date of the grant. In general, stock options issued under the 2003 Omnibus Plan may not have a term in excess of ten years from the date of grant.

The 2003 Omnibus Plan provides that if STAAR has a “change in control,” including an acquisition by any person or entity of 25% or more of STAAR’s common stock, or an acquisition of STAAR or substantially all of its assets, all outstanding options will vest immediately before the change in control unless the successor or acquirer company assumes the options by providing options of equivalent value or, if STAAR is the surviving entity, STAAR affirms the options. In addition, options held by non-employee directors will vest immediately prior to a change in control, irrespective of any assumption or affirmation by an acquirer or the surviving entity.

The 2003 Omnibus Plan will terminate on May 13, 2013, unless terminated earlier by the Board of Directors.

401(k) Plan

The Company maintains a 401(k) plan (“401(k) Plan”) for the benefit of qualified employees in North America. During the fiscal year ended January 2, 2009, employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to $15,500 of the employees’ eligible payroll, subject to annual Internal Revenue Code maximum limitations. The Company makes a contribution of 50% of the employee’s contribution up to the first 2% of the employee’s compensation, and 25% of the next 4% of compensation. In addition, STAAR may make a discretionary contribution to qualified employees, in accordance with the 401(k) Plan.

Certain Relationships and Related Transactions

On December 14, 2007, STAAR entered into a loan arrangement with Broadwood Partners, L.P. (“Broadwood”), which is a shareholder of STAAR. Pursuant to a Senior Promissory Note (the “Original Note”) between STAAR and Broadwood, Broadwood loaned $5 million to STAAR. On April 13, 2009, STAAR and Broadwood amended the Senior Promissory Note by entering into an Amended and Restated Senior Secured Promissory Note (the “Restated Note”) and Security Agreement. Except for the grant to Broadwood of a security interest in all of the assets of STAAR, the terms and conditions of the Restated Note are identical to the terms and conditions of the Original Note in all material respects. Unless otherwise specified, the descriptions of terms of the “Note” in this discussion refer to the Amended and Restated Note.

Based on representations made by Broadwood in the Original Note, on the date of the transaction Broadwood beneficially owned 4,396,231 shares of the Company’s common stock, comprising 15% of outstanding shares on that date. According to Broadwood’s Schedule 13D filed with the SEC on December 12, 2008, on the date of the Restated Note it owned 4,869,276 shares of STAAR’s common stock, comprising 16.1% of outstanding shares on that date. STAAR approved the transactions related to the Note in conformance with its Related Person Transaction Policy, which applies to a transaction with a holder of 5% or more of STAAR’s common stock. (See “Security Ownership of Principal Shareholders and Management” on page 6 above.)

The Note has a term of three years and bears interest at a rate of 7% per annum, payable quarterly. The interest rate increases to 20% following an event of default as defined in the Note. The Original Note was not secured by any collateral, but under the Amended and Restated Note STAAR’s obligations are secured by a security interest in all of STAAR’s assets. The Note may be pre-paid by STAAR at any time without penalty, and is not subject to covenants based on financial performance or financial condition (except for insolvency). The Note provides that, with certain exceptions, the Company will not incur indebtedness senior to or at parity with its indebtedness under the Note without the consent of Broadwood. The Note also gives Broadwood the right to participate on a pro rata basis in certain offerings of equity securities until the later of December 14, 2008 and the date the Note is no longer outstanding.

As additional consideration for the loan STAAR also entered into a Warrant Agreement (the “Warrant Agreement”) granting Broadwood the right to purchase up to 700,000 shares of Common Stock at an exercise price of $4, exercisable for a period of six years. The Note also provides that if the Company has any indebtedness outstanding under the Note on June 29, 2009, it will issue additional warrants on the same terms as those set forth in the Warrant Agreement in a number equal to 700,000 times the percentage of the original $5 million principal that remains outstanding.

Under the Warrant Agreement STAAR agreed to register for public resale the common stock issuable on exercise of the warrants, and any additional warrants that may be granted under the Note on June 29, 2009. Under the Note STAAR also agreed to register for public resale all the shares of STAAR’s common stock owned by Broadwood as of December 14, 2007.

On April 2, 2009 Broadwood and STAAR entered into a Temporary Waiver Agreement with respect to any event of default that may occur, or may be deemed to have occurred, under the $5 million Senior Promissory Note issued on December 14, 2007 (the “Original Note”) as a result of the judgment in the case of Parallax Medical Systems, Inc. v. STAAR. In consideration of the Temporary Waiver Agreement, STAAR agreed to amend the Original Note to grant to Broadwood a security interest in all of STAAR’s assets to secure STAAR’s obligations under the Original Note. To effectuate this grant of a security interest, as of April 13, 2009 the Company and Broadwood entered into an Amended and Restated Senior Secured Promissory Note and Security Agreement.

In addition to the pre-existing relationship of the Company and Broadwood pursuant to the Original Note, Broadwood is currently the beneficial owner of 16.2% of the Company’s outstanding common stock.

During 2008 the total amount of interest paid to Broadwood on borrowings under the Note was $369,178.

Review of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which requires the approval of the Audit Committee for all covered transactions. The Policy applies to any transaction or series of transactions in which STAAR or a subsidiary is a participant, the amount involved exceeds $120,000 and a “Related Person” as defined in the Policy, including executive officers, directors and their immediate family members, and holders of in excess of 5% of our common stock, has a direct or indirect material interest. Under the Policy, all Related Person Transactions must first be submitted to the General Counsel of the Company, who will determine whether the proposed transaction falls under the Policy and, if so, submit it to the Audit Committee for review, approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, and full disclosure of the Related Person’s interest in the transaction, the Committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of the Company.

Code of Ethics

STAAR has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the controller of STAAR, as well as all employees and directors of STAAR. The Code of Ethics is published on our website, at www.staar.com, under “Investor/ Media — Corporate Governance.” We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.

REPORT OF THE AUDIT COMMITTEE

In any of our filings under the Securities Act or Exchange Act that incorporate this Proxy Statement by reference, the Report of the Audit Committee of the Board of Directors will be considered excluded from the incorporation by reference, and it will not be deemed a part of any such other filing unless we expressly state that the Report is so incorporated.

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

In accordance with a written charter adopted by the Board of Directors, the Audit Committee oversees STAAR’s financial reporting process. Management is responsible for STAAR’s financial statements and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for (i) performing an independent audit of the Company’s financial statements; (ii) expressing an opinion on whether STAAR’s financial statements fairly present, in all material respects, STAAR’s financial position and results of operations and conform with generally accepted accounting principles and (iii) an opinion on whether management’s assessment that STAAR maintained effective internal control over financial reporting as of January 2, 2009, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements that have been included in our Annual Report on Form 10-K for the year ended January 2, 2009.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from STAAR and its management, discussed with BDO Seidman, LLP the matters required to be discussed by Statement of Auditing Standards No. 114, the Auditors’ Communication with Those Charged with Governance, as amended, and has received and reviewed the written disclosures and the letter provided to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee regarding independence.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 2, 2009 for filing with the SEC.

The Audit Committee has recommended the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2010, subject to approval by the Stockholders at the Annual Meeting.

The Audit Committee

Donald Duffy (Chairman)
Don Bailey
David Morrison

Dated April 20, 2009

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act, and the SEC’s rules thereunder, require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file. The SEC has established specific due dates for these reports and requires STAAR to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

To our knowledge, based solely on a review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2008 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except for the following: a Form 4 filed on January 10, 2008 reporting shares granted to David Bailey; a Form 4 filed on January 10, 2008 reporting shares granted to Barry Caldwell; a Form 4 filed on January 11, 2008 reporting shares granted to Don Bailey; a Form 3 filed on February 7, 2008 reporting John Moore’s status as director; a Form 4 filed on February 19, 2008 reporting a grant of options to John Moore; a Form 4 filed on February 19, 2008 reporting options granted to Paul Hambrick; and a Form 4 filed on May 16, 2008 reporting shares purchased by Nicholas Curtis.

PROPOSAL NO. 2

RATIFICATION OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has approved the selection of BDO Seidman, LLP to serve as our independent registered public accounting firm for the fiscal year ending January 1, 2010.

Although this appointment is not required to be submitted to a vote of the Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the shares of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2010.

Representatives of BDO Seidman, LLP, which served as the independent registered public accounting firm for STAAR for fiscal year 2008, have been invited to be present at the Annual Meeting. STAAR expects representatives of BDO to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees for professional services provided by BDO Seidman, LLP related to fiscal 2007 and fiscal 2008:

	2007	2008
Audit Fees(1)	$1,055,000	$1,032,000
Audit-related Fees(2)	30,000	23,000
Tax-related Fees(3)	4,000	3,000
All Other Fees	—	—

(1)	Both 2007 and 2008 Audit Fees include: (i) the audit of our consolidated financial statements included in our Form 10-K and services attendant to, or required by, statute or regulation; (ii) the audit of management’s report on the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; (iii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iv) comfort letters, consents and other services related to SEC and other regulatory filings; and (v) associated expense reimbursements, and the Audit Committee pre-approved all fees and services of BDO Seidman, LLP, for work done in 2007 and 2008.
(2)	Audit-related Fees were principally for audits of our employee benefit plan.
(3)	In 2007 and 2008, these fees were for a review of statutory tax filings for our Swiss operations.

The Audit Committee administers STAAR’s engagement of BDO Seidman, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP and whether, for reasons of efficiency or convenience, it is in the best interest of STAAR to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by BDO Seidman, LLP of the non-audit services related to the fees shown in the table above did not affect that firm’s independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services, and the Audit Committee pre-approved all fees and services of BDO Seidman, LLP, for work done in 2007 and 2008. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended January 2, 2009, which contains our consolidated financial statements of the Company for that period, accompanies this proxy statement but is not a part of our soliciting materials.

We will provide Stockholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2009, if the Stockholder submits a written request to STAAR Surgical Company, c/o Charles Kaufman, Corporate Secretary, 1911 Walker Avenue, Monrovia, California 91016. Exhibits to the Form 10-K will be provided on written request of any Stockholder, subject to reimbursement of STAAR’s reasonable expenses. Exhibits are available at no charge on the SEC’s website, www.sec.gov. STAAR’s Annual Report on Form 10-K is also available on the company’s website at www.staar.com(1) .

By Order of the Board of Directors,
STAAR SURGICAL COMPANY

Charles S. Kaufman, Secretary
Monrovia, California
May 1, 2009

(1)	This website reference is not intended to function as a hyperlink and the information contained on the Company’s website is not a part of this proxy statement.

ANNUAL MEETING OF STOCKHOLDERS OF

STAAR SURGICAL COMPANY

June 11, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement, Annual Report on Form 10-K, and Form of Proxy Card are available at www.staar.com/proxy-materials

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000000000 6 061109

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Don Bailey
- ○ Barry Caldwell
- ○ David Bailey
- ○ Donald Duffy
- ○ John C. Moore
- ○ David Morrison

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Independent Auditors Ratification of BDO Seidman, LLP as the Company's independent registered public accounting firm for the year ending January 1, 2010.	☐	☐	☐

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This Proxy will be voted in accordance with the instructions set forth herein. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named herein, FOR the ratification of BDO Seidman, LLP as the Company's Independent Registered Public Accounting Firm, and as the proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.